Exhibit 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER, PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is given by the undersigned Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer of Umpqua Holdings Corporation (the “registrant”) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Each of the undersigned hereby certifies, with respect to the registrant’s quarterly report on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant

/s/ Raymond P. Davis Raymond P. Davis
President and Chief Executive Officer
Umpqua Holdings Corporation

/s/ Ronald L. Farnsworth Ronald L. Farnsworth
Executive Vice President/Chief Financial Officer and
Principal Financial Officer
Umpqua Holdings Corporation

/s/ Neal T. McLaughlin Neal T. McLaughlin
Executive Vice President/Treasurer and
Principal Accounting Officer
Umpqua Holdings Corporation

August 5, 2010